Exhibit 99.1
Royal Bank America Parent Company Receives Preliminary Approval to Participate in the U.S. Treasury Capital Purchase Program
NARBERTH, PA—(Marketwire) — December 23, 2008 — Royal Bancshares of Pennsylvania, Inc. (NasdaqGM: RBPAA) (“Royal”), parent company of Royal Bank America and Royal Asian Bank, today announced it has received preliminary approval for voluntary participation in the U.S. Department of the Treasury’s (“Treasury”) TARP Capital Purchase Program. Under the Capital Purchase Program and subject to final approval, the Treasury will make an investment of just over $30 million in Royal in return for the issuance of $30 million in shares of senior preferred stock and warrants to purchase approximately 1.1 million shares of common stock (based on a purchase price of $4.09 per share).
The Treasury announced the Capital Purchase Program in October 2008 pursuant to the Emergency Economic Stabilization Act of 2008. The Treasury and bank regulators have urged eligible banks to participate in the Capital Purchase Program to help stimulate the nation’s economy.
“We are pleased to announce our voluntary participation in the Capital Purchase Program,” noted Robert R. Tabas, Chairman and incoming CEO of Royal. “With this preliminary approval and their investment, we believe the Treasury recognizes our institution’s financial health, fundamental strengths and ability to overcome the current economic climate.”
“While our Company currently exceeds regulatory benchmarks to be classified as a ‘well-capitalized’ institution, we view participation in Capital Purchase Program as a highly attractive, low-cost alternative source of capital. This additional capital will increase our ability to provide prudent loans to businesses and allow greater flexibility in considering opportunities that will likely become available as our economy evolves,” noted James J. McSwiggan, COO and incoming President of Royal.
Closing for the issuance of the preferred stock is subject to satisfaction of certain conditions, including approval by Royal’s shareholders of amendments to its articles of incorporation to allow Royal to issue preferred stock. A special stockholders meeting will be held in January 2009 for this purpose.
Royal Bancshares of Pennsylvania, Inc., headquartered in Narberth, Pennsylvania, is a two-bank holding company operating the Royal Bank America and Royal Asian Bank brands throughout Pennsylvania, New Jersey and New York. As The Region’s Premier Commercial Lender, Royal Bank America has played a lead role in the growth and development of our area for the past 40+ years. Royal Asian Bank enjoys a distinctive niche serving the financing and banking needs of the growing Asian-American population. More information on Royal Bancshares of Pennsylvania, our banks and subsidiaries is available at www.royalbankamerica.com.
Forward-Looking Statements
All non-historical statements in this press release (including statements regarding ultimate participation in the TARP Capital

Purchase Program, the use of proceeds from the sale of securities to the U.S. Treasury) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology such as “expect,” “look,” “believe,” “plan,” “anticipate,” “may,” “will” or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the current global financial crisis and the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Royal Bancshares of Pennsylvania, Inc. assumes no obligation for updating any such forward-looking statement at any time.